UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2021

MWF Global Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-151350	26-1679929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Baccuit Sur, Bauang, La Union, Philippines

 (Address of Principal Executive Offices) (Zip Code)

(775) 321-8238

(Registrant’s telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MWFO	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Stock Purchase Agreement, dated 6/7/21 closed on or about September 10, 2021. MWF Global issued 8,000,000 shares of common stock. At closing, KindCard, Inc. and Croesus Holdings Corp (the “Sellers”), sold to MWF Global Inc., all of the intellectual property and operational assets in the Tendercard division of Croesus Holdings Corp.

The summary of the Stock Purchase Agreement set forth above does not purport to be a complete statement of the terms of such document. The summary is qualified in its entirety by reference to the full text of the document, a copy of which has been filed with the Original Form 8-K as Exhibit 99.1, filed with the SEC on June 8, 2021 and is incorporated herein by reference.

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                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MWF Global Inc.

Dated: September 14, 2021	By:	/s/ Michael Rosen
Michael Rosen
Chief Executive Officer, Director

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Item 9.01 Financial Statements and Exhibits.

Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit Number	Description of Exhibit

99.1	Stock Purchase Agreement previously filed with the SEC on June 8, 2021

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